UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010 (January 20, 2010)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Bridgepointe Parkway, Suite 500

San Mateo, CA 94404

(Address of principal executive offices, including zip code)

650-624-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On January 20, 2010, Pain Therapeutics, Inc. (the “Company”) terminated the Agreement, dated as of September 27, 2006 (the “Agreement”), by and among the Company, Eastbourne Capital Management, L.L.C. and certain of its affiliates (collectively, “Eastbourne”). The Company elected to terminate the Agreement because Eastbourne did not beneficially own 20% or more of the Company’s common Stock for at least twenty trading days. Under such circumstances, the Company had the right to terminate the Agreement in accordance with its terms.

The material terms of the Agreement are disclosed under Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 27, 2006, with such discussion incorporated into this Item 1.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders

Please see the disclosure set fourth under “Item 1.02 Termination of a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc..

Dated: January 26, 2010	By:	/s/ PETER S. RODDY
Peter S. Roddy
Vice President and Chief Financial Officer